EXHIBIT 99.1

SCP POOL CORPORATION DECLARES REGULAR QUARTERLY CASH DIVIDEND OF $0.09 PER SHARE

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COVINGTON, LA (August 8, 2005) – SCP Pool Corporation (Nasdaq/NM:POOL) announced today that its Board of Directors has declared its regular quarterly cash dividend of $0.09 per share. The dividend is payable on September 6, 2005 to holders of record at the close of business on August 22, 2005.

SCP Pool Corporation is the largest independent wholesale distributor of swimming pool supplies and related products. Currently, the Company operates over 200 service centers in North America and Europe, through which it distributes more than 91,000 national brand and private label products to nearly 48,000 wholesale customers.

CONTACT:

       Craig K. Hubbard
       Treasurer
       985.801.5117
       craig.hubbard@poolcorp.com